Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Little West Holdings Inc., of our reports dated 19th March 2026 relating to the Financial Statements of Little West Holdings Inc. as of and for the years ended December 31, 2025 and 2024, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Firm ID: 6727

/s/ Manu K T Balachandran

Manu K T Balachandran

Partner

Date: August 21, 2026

Place: Chennai, India